                                                                    Exhibit 10-s

                              STOCK UNIT AGREEMENT

     THIS AGREEMENT, entered into as of February 13, 2002 (the "Agreement Date"), by and between Carl H. Lindner (the "Participant") and Chiquita Brands International, Inc. (the "Company");

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the Company maintains the Chiquita Brands International, Inc. Stock Unit Plan for the benefit of the Participant;

     WHEREAS, consistent with the "Preliminary Outline of Principal Terms of Chapter 11 Plan of Reorganization (the "Plan of Reorganization") attached as Exhibit A to Form 8-K of Chiquita Brands International, Inc." filed November 12, 2001, the Company is to enter into a stock unit agreement with the Participant pursuant to the terms of such Plan; and

     WHEREAS, the Company and the Participant agree that this Agreement fulfills the Company's obligation with respect to such grant, and the delivery of shares of Stock (as defined in paragraph 10);

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. Award. Subject to the terms of this Agreement, upon consummation of the
        -----
Plan of Reorganization, the Participant shall be granted the right to receive 800,000 shares of Stock (the "Stock Units"). The Participant's right to the grant of Stock Units under this Agreement shall be contingent on the consummation of the Plan of Reorganization, and no benefits shall be provided to the Participant under this Agreement absent the consummation of the Plan of Reorganization.

     2. Account. As of the Consummation Date (as defined in paragraph 10), the
        -------
Company shall establish a bookkeeping account in the name of the Participant (the Participant's "Account") which shall be credited with 800,000 Stock Units as of that date. Each Stock Unit will represent the Participant's right to receive one share of Stock. The Account will be increased to reflect dividends payable with respect to Stock during the period between the Consummation Date and the Delivery Date (as defined in paragraph 3), with the Account to be increased by the number of Stock Units equal to the number of shares of Stock which could be purchased with the dividends (assuming each Stock Unit was a share of Stock), based on the Average Price (as defined in paragraph 10, but substituting "ex-dividend date" for the term "Consummation Date") of such Stock. In addition, during the period between the Consummation Date and the Delivery Date, the Account shall be adjusted to reflect stock splits, stock dividends, and other similar transactions to the same extent as such adjustment would apply if each Stock Unit constituted a share of Stock at the time of such transaction.

     3. Delivery Date. On the Delivery Date, the Company will deliver to the
        -------------
Participant the number of shares of Stock equal to the number of Stock Units credited to his Account on the Delivery Date free of all restrictions, and the Account will terminate. Subject to the following, the "Delivery Date" will be the one-year anniversary of the Consummation Date. However, the Participant may elect, as to all shares of Stock to be delivered under this Agreement, to defer the Delivery Date for six months thereafter by written notice to the Company no less than 90 days prior to the otherwise scheduled Delivery Date. The Participant may exercise this deferral election one additional time as to all shares of Stock to be delivered under this Agreement with similar 90 day notice prior to the last extended date. However, if any of the following events occurs prior to the date that would otherwise be the "Delivery Date" in accordance with the foregoing, the Delivery Date will be automatically accelerated, without further action on the part of the Participant, to the first to occur of the following:

(i) The first date as of which the average closing price per share of Stock over any five consecutive trading days is 25% or more below the Average Price (as defined in paragraph 10).

(ii) The first date as of which the previous day's closing price per share of Stock is 40% or more below the Average Price.

(iii) The first date as of which the Participant's membership on the Board of Directors terminates for any reason.

(iv) The date immediately prior to the date of a Change in Control (as defined in paragraph 10), or, if earlier, the date immediately prior to the date of a merger or combination of the Company with another entity.

In no event, however, will the Delivery Date occur prior to the Consummation
Date.

     4. Participant's Rights to Shares. Prior to the Delivery Date, (a) the
        ------------------------------
Stock Units will constitute an unfunded, unsecured promise by the Company to deliver the shares of Stock in accordance with the Agreement, (b) the Participant shall not be treated as owner of the shares, and (c) the Participant shall be not permitted to vote the Stock Units.

     5. Registration. Subject to the following provisions of this paragraph 5,
        ------------
but notwithstanding any other provision of this Agreement, the Company shall have no liability to deliver any shares of Stock under this Agreement or make any other distribution of benefits under this Agreement unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity. The Participant will have the right to request registration, at the Company's expense, under the Securities Act of 1933 of the shares of Stock delivered to him on the Delivery Date; provided that the Company shall not be obligated to keep such registration in effect for more than 90 days. The Company will file a registration statement as soon as practicable after receiving a request from the Participant; provided that the Company shall not be required to make such a filing prior to the Delivery Date and that the Company shall have the right to postpone such filing and/or the effectiveness of the filing if, in the Company's judgment, it would be in the best interests of the Company to do so. If the Company chooses to postpone such filing it will notify the Participant in writing of the postponement and of the reason for the postponement.

     6. Withholding. At the time of grant of the Stock Units, the Participant
        -----------
will be responsible for payment of Social Security withholding taxes, if any are due from the Participant. At the Delivery Date, the Participant will be responsible for payment of income and other tax withholding then due by reason of the distribution. The obligation to pay the withholding amounts at the Delivery Date may be satisfied by any of the following methods, as elected in advance by the Participant:

(a)  A check from the Participant payable to the Company.

(b) A loan from the Company, with the loan to (i) bear interest at the AFR Rate which shall be payable quarterly in arrears on the last day of each calendar quarter during which such loan is outstanding, (ii) provide that the principal balance shall be due at maturity, (iii) mature on the third anniversary of the date of inception of the loan, (iv) be a personal obligation of the Participant, and (v) be secured by shares of Stock delivered under this Agreement which, as of the Delivery Date, have a value equal to the principal amount of the loan. "AFR Rate" means the minimum applicable federal rate in effect on the date of inception of the loan necessary to avoid the imputation of income and gift for federal income tax purposes.

     7. Limit on Alienation. Except as otherwise provided in this paragraph 7,
        -------------------
the Stock Units are not transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant, with the approval of the Committee (as defined in paragraph 10), may transfer the rights as to the Stock Units for no consideration to or for the benefit of the Participant's Immediate Family (as defined in paragraph 10), including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement and the Stock Units prior to such transfer. The foregoing right to transfer the Stock Units shall apply to the right to consent to amendments to the Agreement.

     8. Heirs. Subject to the terms of this Agreement, any benefits payable to
        -----
the Participant under this Agreement that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the benefits distributable under this Agreement, the Committee shall direct that amounts to be paid under this Agreement be paid to the legal representative or representatives of the estate of the last to die of the Participant and his beneficiary.

     9. Not Employment Agreement. This Agreement does not constitute a contract
        ------------------------
of employment, and does not give the Participant the right to be retained in the employ of the Company or its subsidiaries or to continue to provide services to the Company or its subsidiaries, nor any right or claim to any benefit under this Agreement, unless such right or claim has specifically accrued under the terms of this Agreement.

     10. Definitions. In addition to the other definitions contained in this
        ------------
Agreement, the following definitions shall apply:

(a) The "Average Price" shall be the mean between the high and the low sales prices of Stock on the Consummation Date on the New York Stock Exchange Composite Tape (or the principal market in which shares of Stock are traded, if such shares are not listed on that Exchange on such date), or if such shares were not traded on such date, the mean between the high and the low sales prices of the shares of Stock on the next succeeding trading day during which they were traded.

(b)  The term "Board" means the Board of Directors of the Company.

(c) A "Change in Control" shall be deemed to occur on the date (after the Consummation Date) on which occurs either of the following: (i) any person becoming the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power the Company's outstanding securities, or (ii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, or there is consummated a sale of all or substantially all of the assets of the Company or a similar transaction, and in any such case the voting securities of the Company outstanding immediately prior to such transaction do not represent at least 50% of the combined voting power of the securities of the Company or the surviving or acquiring entity, or any parent thereof, outstanding immediately after such transaction.

(d)  The "Committee" shall be the Compensation Committee of the Board.

(e) The "Consummation Date" shall be the date of consummation of the Plan of Reorganization.

(f) The term "Immediate Family" means the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

(g)  The term "Stock" means shares of common stock of the Company.

     11. Administration. The Committee will have the authority and discretion to
        ---------------
administer and interpret this Agreement, and to make all other determinations that may be necessary or advisable for the administration of this Agreement. Any interpretation of this Agreement by the Committee and any decision made by the Committee with respect to this Agreement is final and binding on all persons.

     12. Amendment. This Agreement may be amended by written Agreement of the
        ----------
Participant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Participant has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.

                                   Participant


                                   Carl H. Lindner
                                   ---------------------------------------------

                                   Chiquita Brands International, Inc.


                                   By:   Steven G. Warshaw
                                        ----------------------------------------
                                   Its:  President and Chief Executive Officer
                                        ----------------------------------------